UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2023

Nabors Energy Transition Corp.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41073	86-2916523
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

515 West Greens Road, Suite 1200 Houston, TX	77067
(Address of principal executive offices)	(Zip Code)

(281) 874-0035
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-half of one warrant	NETC.U	The New York Stock Exchange
Class A common stock, par value $0.0001 per share	NETC	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	NETC.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On December 13, 2023, Nabors Energy Transition Corp., a Delaware corporation (the “Company” or “NETC”), convened a special meeting of stockholders (the “Special Meeting”). At the Special Meeting, the Company’s stockholders voted on the proposals set forth below, each of which is described in greater detail in the definitive proxy statement/final prospectus filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on November 22, 2023.

There were 16,750,641 shares of common stock issued and outstanding at the close of business on November 1, 2023, the record date (the “Record Date”) for the Special Meeting. At the Special Meeting, there were 13,637,434 shares present either by proxy or online, representing approximately 81.41% of the total outstanding shares of the Company’s common stock as of the Record Date.

A summary of the voting results for each proposal is set forth below.

Proposal No. 1 – The Business Combination Proposal

The stockholders approved and adopted the Business Combination Agreement, dated as of February 14, 2023 (as amended, the “Business Combination Agreement”), among NETC, Vast Renewables Limited, an Australian public company limited by shares (f/k/a Vast Solar Pty Ltd, an Australian proprietary company limited by shares) (“Vast”), Neptune Merger Sub, Inc., a Delaware corporation and wholly owned direct subsidiary of Vast (“Merger Sub”), Nabors Energy Transition Sponsor LLC, a Delaware limited liability company (solely with respect to Sections 5.20, 7.10(a) and 7.16 thereto), and Nabors Industries Ltd. (solely with respect to Sections 7.8(d) and 7.18 thereto) and the transactions contemplated thereby (the “Business Combination”), pursuant to which, among other things and subject to the terms and conditions contained therein, Merger Sub will merge with and into NETC, with NETC continuing as the surviving corporation and a wholly owned direct subsidiary of Vast ( the “Business Combination Proposal”). The voting results were as follows:

Votes For	Votes Against	Abstentions
12,989,437	647,997	0

Proposal No. 2 – The Vast Constitution Proposal

The stockholders approved, on a non-binding advisory basis, the governance provisions contained in the amended and restated constitution of Vast that materially affect NETC stockholder rights, presented separately in accordance with the Commission guidance (the “Vast Constitution Proposal”). The voting results were as follows:

Votes For	Votes Against	Abstentions
12,989,437	647,997	0

Proposal No. 3 – The Adjournment Proposal

The stockholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal (the “Adjournment Proposal”). The voting results were as follows:

Votes For	Votes Against	Abstentions
12,989,437	647,997	0

Item 8.01.	Other Events.

As of December 11, 2023, the deadline to elect to redeem shares of the Company’s Class A common stock in connection with the Special Meeting, stockholders holding 9,762,392 shares of the Company’s Class A common stock (or approximately 99% of the Company’s outstanding Class A common stock) exercised their right to redeem such shares for a pro rata portion of the funds in the Company’s trust account, which would have left 88,249 shares of Class A common stock after redemptions. After granting certain redemption elections and requests to reverse redemption elections received after the redemption deadline, there are 91,366 shares of Class A common stock after redemptions, excluding 633,250 acquired by a strategic investor. Prior to the closing of the Business Combination (the “Closing”), the Company may consider requests from stockholders to reverse redemption elections.

The Closing is subject to the satisfaction or waiver of a number of conditions set forth in the Business Combination Agreement. As of the date of the Special Meeting, certain conditions are not yet satisfied. The Closing is expected to occur once all such conditions are satisfied or waived. Following the consummation of the Business Combination, the ordinary shares and warrants of Vast are expected to trade on the Nasdaq Stock Market LLC under the symbols “VSTE” and “VSTEW,” respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: December 15, 2023

NABORS ENERGY TRANSITION CORP.

By:	/s/ Anthony G. Petrello
Name: Anthony G. Petrello
Title: President, Chief Executive Officer and Secretary